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COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com


                        PATENT INFRINGEMENT SUIT SETTLED

PRINCETON, N.J., SEPTEMBER 29, 2004 -- Cytogen Corporation (Nasdaq: CYTO) today announced settlement of a patent infringement suit against Cytogen and C.R. Bard Inc. for an undisclosed payment, without any admission of fault or liability. Immunomedics filed suit on February 17, 2000 against Cytogen and Bard, alleging that use of Cytogen's ProstaScint(R) product infringed U.S. Patent No. 4,460,559, which claims a method for detecting and localizing tumors. The settlement with Immunomedics is on behalf of Cytogen and Bard.

ABOUT CYTOGEN CORPORATION

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of patients and the physicians that serve them. Cytogen directly markets QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22) in the United States.
Cytogen has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10), an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous and non-cancerous lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE REGARDING OUR STRATEGY, FUTURE OPERATIONS, FINANCIAL POSITION, FUTURE REVENUES, PROJECTED COSTS, PROSPECTS, PLANS AND OBJECTIVES OF MANAGEMENT ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE CYTOGEN'S RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. IN PARTICULAR, CYTOGEN'S BUSINESS IS SUBJECT TO A NUMBER OF SIGNIFICANT RISKS, WHICH INCLUDE, BUT ARE NOT LIMITED TO: THE RISK OF OBTAINING THE NECESSARY REGULATORY APPROVALS; THE RISK OF

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WHETHER PRODUCTS RESULT FROM DEVELOPMENT  ACTIVITIES;  THE RISK OF SHIFTS IN THE
REGULATORY ENVIRONMENT AFFECTING SALES OF CYTOGEN'S PRODUCTS SUCH AS THIRD-PARTY PAYOR REIMBURSEMENT ISSUES; THE RISK ASSOCIATED WITH CYTOGEN'S DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, AS WELL AS OTHER FACTORS EXPRESSED FROM TIME TO TIME IN CYTOGEN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). AS A RESULT, THIS PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH CYTOGEN'S PERIODIC FILINGS WITH THE SEC. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND CYTOGEN UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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